Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Double asterisks denote omissions.

Exhibit 10.1

AMENDMENT #1 to License Agreement
This Amendment #1 to License Agreement (the “First Amendment”) is entered into and made effective as of June 9, 2016 (the “First Amendment Effective Date”) and amends that certain License Agreement dated December 6, 2014 (the “License Agreement”), by and between Pfizer Inc., a corporation organized and existing under the laws of the State of Delaware with offices at 235 East 42nd Street, New York, New York 10017 (“Pfizer”) and Spark Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware with offices at 3737 Market Street, Suite 1300, Philadelphia, Pennsylvania 19104 (“Spark”). Pfizer and Spark are referred to herein individually as a “Party” and collectively as the “Parties”.
WHEREAS, the Parties wish to amend the License Agreement to enable the Manufacturing process technology transfer envisioned in Section 4.5.3 of the License Agreement and to supplement the terms of the License Agreement with respect to such technology transfer as set forth herein;
NOW THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, the Parties hereby agree as follows.

1.	Terms. Capitalized terms used in this First Amendment and not defined herein shall have the respective meanings given to such terms in the License Agreement.
1.1“[**]” means a [**].
1.2“First Amendment” is defined in the preamble above.
1.3“First Amendment Effective Date” is the first date written above.
1.4“Joint Manufacturing Process Improvement Know-How” means any Know-How that comprises a Joint Manufacturing Process Improvement.
1.5“Joint Manufacturing Process Improvement Patent Right” means any Patent Right, in any form and whether pending or issued, that claims or discloses any Joint Manufacturing Process Improvement.
1.6“Joint Manufacturing Process Improvement Technology” means Joint Manufacturing Process Improvement Know-How and Joint Manufacturing Process Improvement Patent Rights.
1.7“Manufacturing Process Improvements” means any improvements or changes to the Manufacturing Process Technology made by or on behalf of either Party or both of the Parties jointly (when such Improvement is developed by Pfizer, a “Pfizer Manufacturing Process Improvement”; when such Improvement is developed by Spark, a “Spark Manufacturing Process Improvement”; when such Improvement is developed jointly, a “Joint Manufacturing Process Improvement”).
1.8“Manufacturing Process Technology” means (a) [**], and such other materials that Spark transfers to Pfizer pursuant to Appendix B to Manufacture SPK-9001 (and for clarity, not materials that may be described in Appendix B, but that Pfizer, its Affiliates or Third Party collaborators of Pfizer owns, Controls or is in possession of, that was not transferred from Spark), and (b) with respect to Spark Know-How (other than materials), [**] as transferred to Pfizer pursuant to Appendix B.
1.9“Manufacturing Technology Transfer Plan” is defined in Section 3.1(a).
1.10“Pfizer Background Manufacturing Know-How” means any Know-How, other than Pfizer Manufacturing Process Improvement Know-How or Joint Manufacturing Process Improvement Know-How, that (a) is Controlled by Pfizer or any of its Affiliates as of the Effective Date or that comes into the Control of Pfizer or any of its Affiliates during the Term (other than through the grant of a license by Spark) and (b) is used by or on behalf of Pfizer in the Manufacture of any Compound or Licensed Product or is disclosed by or on behalf of Pfizer to Spark in connection with the Manufacture of any Compound or Licensed Product.

1.11“Pfizer Background Manufacturing Patent Right” means any Patent Right, other than a Pfizer Manufacturing Process Improvement Patent Right or a Joint Manufacturing Process Improvement Patent Right, in any form and whether pending or issued, that (a) is Controlled by Pfizer or any of its Affiliates as of the Effective Date or comes into the Control of Pfizer or any of its Affiliates during the term of the Agreement (other than through the grant of a license by Spark) and (b) claims or discloses any method of Manufacture of any Compound or Licensed Product.
1.12“Pfizer Background Manufacturing Technology” means Pfizer Background Manufacturing Know-How and Pfizer Background Manufacturing Patent Rights.
1.13“Pfizer Manufacturing Process Improvement Know-How” means any Know-How that comprises a Pfizer Manufacturing Process Improvement that comes into the Control of Pfizer or any of its Affiliates during the Term (other than through the grant of a license by Spark).
1.14“Pfizer Manufacturing Process Improvement Patent Right” means any Patent Right, in any form and whether pending or issued, that (a) comes into the Control of Pfizer or any of its Affiliates during the term of the Agreement (other than through the grant of a license by Spark) and (b) claims or discloses any Pfizer Manufacturing Process Improvement.
1.15“Pfizer Manufacturing Process Improvement Technology” means Pfizer Manufacturing Process Improvement Know-How and Pfizer Manufacturing Process Improvement Patent Rights.
1.16 “Spark Manufacturing Process Improvement Know-How” means any Know-How that (a) comprises a Spark Manufacturing Process Improvement that comes into the Control of Spark or any of its Affiliates during the Term, and (b) is used by or on behalf of Spark in the Manufacture of any Compound or Licensed Product or is disclosed by or on behalf of Spark to Pfizer in connection with the Manufacture of any Compound or Licensed Product.
1.17“Spark Manufacturing Process Improvement Patent Right” means any Patent Right, in any form and whether pending or issued, that (a) comes into the Control of Spark or any of its Affiliates during the term of the Agreement, (b) is used by or on behalf of Spark in the Manufacture of any Compound or Licensed Product and (c) claims or discloses any Spark Manufacturing Process Improvement.
1.18“Spark Manufacturing Process Improvement Technology” means Spark Manufacturing Process Improvement Know-How and Spark Manufacturing Process Improvement Patent Rights.

2.
Effects of First Amendment. This First Amendment amends the License Agreement solely to the extent expressly provided below as of the First Amendment Effective Date. As so amended, the License Agreement continues in full force and effect and is ratified in all respects. Any references in the License Agreement to the “Agreement” will be deemed to mean the License Agreement as amended by this First Amendment.

3.	Amendments.
3.1Amendment to Section 4.5.3. The final sentence of Section 4.5.3 is hereby deleted and replaced with “The Parties shall each use Commercially Reasonable Efforts to discharge the responsibilities set forth in Appendix A to the First Amendment (the “Manufacturing Technology Transfer Plan”):
(a) Transfer of Manufacturing Process Technology to Pfizer. Spark shall transfer or cause to be transferred to Pfizer the Manufacturing Process Technology in order for Pfizer and Spark to perform its respective activities set forth in the Manufacturing Technology Transfer Plan.
(b) Expenses. Each Party shall bear its own expenses in carrying out its responsibilities under the Manufacturing Technology Transfer Plan, provided that Spark’s obligation to carry out its responsibilities under the Manufacturing Technology Transfer Plan shall be subject to the following: (a) for Spark personnel time in excess of an aggregate of [**] person-days, Pfizer shall pay Spark for such additional resources required for Spark to carry out its responsibilities under the Manufacturing Technology Transfer Plan, and (b) reasonable limitations on the availability of applicable Spark personnel.”

3.2Manufacturing Process Improvements. The following new Section 5.8 is hereby inserted into the License Agreement immediately following Section 5.7 thereof:
“5.8 Manufacturing Process Intellectual Property.
5.8.1    Ownership. The Parties shall own Manufacturing Process Improvements in accordance with Section 5.2 (disregarding the proviso in Section 5.2.3).
5.8.2    Licenses. Without limiting the licenses granted in Section 2:

(a)
Subject to the terms of this Agreement and, as applicable, the terms of the Existing Spark License Agreements, Spark hereby grants to Pfizer a worldwide license, (i) [**], with the right to sublicense to Pfizer Affiliates (and without any right to sublicense to any Third Party, whether for the [**] or Licensed Products) and (ii) as to Manufacturing processes other than [**], with the right to sublicense to Pfizer Affiliates and to Third Parties, in the case of (i) and (ii) under Manufacturing Process Technology and Spark Manufacturing Process Improvement Technology and under Spark’s interest in Joint Manufacturing Process Improvement Technology, to Manufacture Compounds and Licensed Products, which license shall be subject to the terms of this Agreement applicable to Compounds and Licensed Products, and shall be an exclusive license subject to Spark’s retained right to Manufacture Compounds and Licensed Products in order to perform its obligations under Phase I/II Clinical Trials and the Manufacturing Technology Transfer Plan.

(b)
Subject to the terms of this Agreement (and for the avoidance of doubt without limiting Pfizer’s exclusivity obligations under Section 2.10) and, as applicable, the terms of the Existing Spark License Agreements, Spark hereby grants to Pfizer a fully paid-up, royalty-free, non-exclusive, irrevocable, perpetual, worldwide license, (i) as to any [**], with the right to sublicense to Pfizer Affiliates (and without any right to sublicense to any Third Party, whether for the [**] or products) and (ii) as to Manufacturing processes [**], with the right to sublicense to Pfizer Affiliates and to Third Parties , in the case of (i) and (ii) under Manufacturing Process Technology and Spark Manufacturing Process Improvement Technology and under Spark’s interest in Joint Manufacturing Process Improvement Technology to Manufacture compounds and products other than the Compounds and the Licensed Products, which license shall be royalty-free; provided, however, the license granted under this Section 5.8.2(b) shall exclude the right to use the Manufacturing Process Technology, Spark Manufacturing Process Improvement Technology or Joint Manufacturing Process Improvement Technology for the Manufacture of compounds or [**]).

(c)
Spark hereby grants to Pfizer a fully paid-up, royalty-free, semi-exclusive, irrevocable, perpetual, worldwide license, with the right to sublicense under Spark’s interest in any of its improvements or changes to Pfizer Background Manufacturing Technology to Manufacture compounds and products.

(d)
Subject to the terms of this Agreement, Pfizer hereby grants to Spark a fully paid-up, royalty-free, non-exclusive, irrevocable, perpetual, worldwide license, with the right to sublicense to Spark Affiliates (and without any right to sublicense to any Third Party), under Pfizer Background Manufacturing Technology and Pfizer Manufacturing Process Improvement Technology and under Pfizer’s interest in Joint Manufacturing Process Improvement Technology to Manufacture Compounds and Licensed Products in order to perform its obligations under Phase I/II Clinical Trials and the Manufacturing Technology Transfer Plan.

(e)
Subject to the terms of this Agreement (and for the avoidance of doubt without limiting Spark’s exclusivity obligations under Section 2.11), Pfizer hereby grants to Spark a fully paid-up, royalty-free, non-exclusive, irrevocable, perpetual, worldwide license, with the right to sublicense to Spark Affiliates and to Third Parties, under Pfizer Manufacturing Process Improvement Technology and under Pfizer’s interest in Joint Manufacturing Process Improvements to Manufacture compounds and products other than Compounds and Licensed Products.

(f)
The Manufacturing Process Technology and the Spark Manufacturing Process Improvements constitute Confidential Information of Spark. The Pfizer Background Manufacturing Technology, improvements and changes to the Pfizer Background Manufacturing Technology and Pfizer Manufacturing Process Improvement Technology constitute Confidential Information of Pfizer.

Without limiting the generality of Section 6 (and subject to the terms and limitations in Section 6 except as set forth in the proviso at the end of this Section 5.8.2(f)), Pfizer shall not disclose (other than as consistent with its sublicense rights under the license grants set forth in Sections 5.8.2(a) and 5.8.2(b)) Manufacturing Process Technology or Spark Manufacturing Process Improvements, and shall not use (other than as permitted under the license grants set forth in Sections 5.8.2(a) and 5.8.2(b)) any (1) Manufacturing Process Technology or (2) Spark Manufacturing Process Improvements, in each case for the Manufacture [**] of any compound or product; provided that, for purposes of the restriction set forth in this sentence the exception in Section 6.6 shall not apply to such Confidential Information of Spark.

(g)	The exclusions set forth in Section 2.5 shall apply to the licenses granted in this Section 5.8 as if such licenses were granted in Sections 2.1 and 2.2.

(h)	Notwithstanding the foregoing, the license grants set forth above in subsections (a) and (d) shall not extend to factor IX gene therapy products other than Compounds and Licensed Products.

(i)
Neither Party shall file for patent protection for any Manufacturing Process Improvement made in the conduct of activities under this Agreement or in the practice of licenses granted hereunder without the other Party’s prior written consent, not to be unreasonably withheld, delayed or conditioned, and, except as to such Manufacturing Process Improvements as to which the Parties determine to file for patent protection, each Party will use the requisite efforts to ensure such Manufacturing Process Improvements are maintained as trade secrets. Pfizer shall have the right to file for patent protection for any improvements or changes to Pfizer Background Manufacturing Technology which is not also Manufacturing Process Technology, and Spark shall not file for patent protection for any such improvements or changes to Pfizer Background Manufacturing Technology without Pfizer’s prior written consent.

(j)
The licenses granted in Sections 5.8.2(b), 5.8.2(c), 5.8.2(d) and 5.8.2(e), and the restrictions set forth in Sections 5.8.2(f) and 5.8(h) shall survive any expiration or termination of this Agreement.”

[Signature page follows]

In witness whereof, authorized representatives of the Parties have duly executed this Amendment as of the First Amendment Effective Date.

PFIZER INC	SPARK THERAPEUTICS, INC.
By: /s/ Robert J. Smith	By: /s/ Jeffrey D. Marrazzo
Name: Robert J. Smith	Name: Jeffrey D. Marrazzo
Title: Senior Vice President	Title: Chief Executive Officer

Appendix A
Technology Transfer Goals

Spark to provide Pfizer with materials and tech transfer documents in order for Pfizer and Spark to:
[**]

The Parties shall agree on the allocation of responsibility for the tasks needed to complete the above items within [**] days of the First Amendment Effective Date and shall add such allocation of responsibilities to this Appendix A when agreed.

Appendix B
Manufacturing Process Technology

[**]